COBALT CORPORATION
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)

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                                                                                             Three months ended
                                                                                                  March 31,
                                                                                 ------------------------------------------

                                                                                       2003                    2002
                                                                                 ------------------      ------------------

                                                                                     (In thousands, except share data)
      Revenues:
         Health services revenues:
             Premium                                                           $           357,377     $           337,966
             Government services                                                            27,810                  28,809
             Other                                                                          18,759                  11,264
         Investment income, net                                                              4,397                   2,827
         Net realized investment gains                                                         224                     104
                                                                                 ------------------      ------------------

             Total revenues                                                                408,567                 380,970

      Expenses:
         Medical and other benefits                                                        303,841                 292,358
         Selling, general, administrative and other                                         85,918                  76,868
         Interest                                                                              275                     172
         Amortization of intangible assets                                                     325                       -
                                                                                 ------------------      ------------------

             Total expenses                                                                390,359                 369,398
                                                                                 ------------------      ------------------

      Income from continuing operations before income tax
         expense and income from investment in affiliates                                   18,208                  11,572

      Income tax expense                                                                    (7,066)                 (1,180)

      Income from investment in affiliates, net of tax                                           -                   2,852
                                                                                 ------------------      ------------------

      Income from continuing operations                                                     11,142                  13,244

      Income from discontinued operations, net of tax(1)                                         -                   9,359
                                                                                 ------------------      ------------------

      Net income                                                               $            11,142     $            22,603
                                                                                 ==================      ==================


      Earnings per common share:
         Diluted EPS from continuing operations                                $              0.26     $              0.32
         Diluted EPS discontinued operations                                                  0.00                    0.23
                                                                                 ------------------      ------------------
             Total diluted EPS                                                 $              0.26     $              0.55
                                                                                 ==================      ==================



      Diluted weighted average common shares                                            42,678,666              40,967,943
                                                                                 ==================      ==================



      (1) The three months ended March 31, 2002 includes a $9.9 million after tax gain on the sale of discontinued operations.

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